UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2004

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

A. On July, 19, 2005, AMERIGROUP Corporation was awarded a contract through its subsidiary, AMGP Georgia Managed Care Company, Inc., to offer healthcare coverage to low-income Georgia residents in five of six state regions, including Atlanta, effective January 1, 2006.

The forgoing description does not purport to be a complete statement of the parties rights and obligations under the contract. The above description is qualified in its entirety by reference to the Georgia Contract and Georgia Contract Rates which is filed as Exhibit 10.1 and 10.1.1 to this Form 8-K.

B. On June 27, 2005 AMERIGROUP Corporation, through its subsidiary, AMERIGROUP Florida, Inc., entered into an amendment to its Agency for Health Care Administration Contract No. FA523, Health Care Services to Medicaid Beneficiaries (AHCA Medicaid Contract Amendment 8) effective July 1, 2005. The amendment provided for a revision to contract rates and funding levels for the related programs.

The foregoing description does not purport to be a complete statement of the parties rights and obligations under the contract. The above description is qualified in its entirety by reference to the AHCA Medicaid Contract Amendment 8 which is filed as Exhibit 10.2 to this Form 8-K.

C. On July 5, 2005 AMERIGROUP Corporation, through its subsidiary, AMERIGROUP Florida, Inc., entered into an amendment to its Agency for Health Care Administration Contract No. FA523, Health Care Services to Medicaid Beneficiaries (AHCA Medicaid Contract Amendment 9) effective July 1, 2005. The amendment provided for a revision to contract rates and funding levels for the related programs.

The foregoing description does not purport to be a complete statement of the parties rights and obligations under the contract. The above description is qualified in its entirety by reference to the AHCA Medicaid Contract Amendment 9 which is filed as Exhibit 10.3 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

July 25, 2005	By:	E. Paul Dunn, Jr.

Name: E. Paul Dunn, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Georgia Contract
10.1.1	Georgia Contract Rates
10.2	AHCA Medicaid Contract Amendment 8
10.3	AHCA Medicaid Contract Amendment 9